                           ABERCROMBIE & FITCH REPORTS
                         FIRST QUARTER EPS GROWTH OF 19%


NEW ALBANY, Ohio / May 11, 2004 - Abercrombie & Fitch (NYSE: ANF) today reported that earnings per share on a fully diluted basis for the first quarter ended May 1, 2004 rose 19% to $0.31 versus $0.26 for the comparable period last year.

Net sales for the thirteen weeks ended May 1, 2004 increased 19% to $411.9 million from $346.7 million for the thirteen weeks ended May 3, 2003. Comparable store sales were flat for the quarter.

Net income for the quarter increased 16% to $29.7 million compared to net income of $25.6 million for the first quarter of fiscal 2003.

Mike Jeffries, Chairman and Chief Executive Officer, said, "I am very pleased with our results for the quarter. Our sales trend has improved and we continued to keep our focus on the bottom line. Although it is difficult to predict the retail environment, I feel confident about the position of our business and our merchandise strategies. Assuming a continuation of the first quarter comp store sales trend, we are comfortable with EPS estimates in the range of $0.38 to $0.40 per diluted share for the second quarter."

Abercrombie & Fitch operated a total of 706 stores at the end of the first quarter, including 170 abercrombie stores and 177 Hollister Co. stores. The Company operates e-commerce websites at www.abercrombie.com, www.abercrombiekids.com, and www.hollisterco.com.

Today at 4:30 pm Eastern Time the Company will conduct a conference call. Management will discuss the Company's performance, its plans for the future and will accept questions from participants. To listen to the conference call, dial
(800) 811-0667 or internationally at (913) 981-4901. To listen via the internet, go to www.abercrombie.com, select the Investor Relations page and click on Calendar of Events. Replays of the call will be available shortly after its completion. The audio replay can be accessed for two weeks following the reporting date by calling (888) 203-1112 or internationally at (719) 457-0820 followed by the conference ID number 302163; or for 12 months by visiting the Company's website at www.abercrombie.com.

                                      # # #

For further information, call:      Thomas D. Lennox
                                    Director, Investor Relations and
                                      Corporate Communications
                                    (614) 283-6751

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

A&F cautions that any forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995) contained in this Release, the Company's Form 10-K or made by management of A&F involve risks and uncertainties and are subject to change based on various important factors, many of which may be beyond the Company's control. Words such as "estimate," "project," "plan," "believe," "expect," "anticipate," "intend," and similar expressions may identify forward-looking statements. The following factors, in addition to those included in the disclosure under the heading "RISK FACTORS" in "ITEM 1. BUSINESS" of A&F's Annual Report on Form 10-K for the fiscal year ended January 31, 2004, in some cases have affected and in the future could affect the Company's financial performance and could cause actual results for the 2004 fiscal year and beyond to differ materially from those expressed or implied in any of the forward-looking statements included in this Release or otherwise made by management: changes in consumer spending patterns and consumer preferences; the effects of political and economic events and conditions domestically and in foreign jurisdictions in which the Company operates, including, but not limited to, acts of terrorism or war; the impact of competition and pricing; changes in weather patterns; postal rate increases and changes; paper and printing costs; market price of key raw materials; ability to source product from its global supplier base; political stability; currency and exchange risks and changes in existing or potential duties, tariffs or quotas; availability of suitable store locations at appropriate terms; ability to develop new merchandise; and ability to hire, train and retain associates. Future economic and industry trends that could potentially impact revenue and profitability are difficult to predict. Therefore, there can be no assurance that the forward-looking statements included in this Release will prove to be accurate. In light of the significant uncertainties in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by the Company, or any other person, that the objectives of the Company will be achieved. The forward-looking statements herein are based on information presently available to the management of the Company. Except as may be required by applicable law, the Company assumes no obligation to publicly update or revise its forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied therein will not be realized.

                             ABERCROMBIE & FITCH CO.
                   CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                                   (UNAUDITED)
      THIRTEEN WEEKS ENDED MAY 1, 2004 AND THIRTEEN WEEKS ENDED MAY 3, 2003
                      (IN THOUSANDS EXCEPT PER SHARE DATA)


                                           ACTUAL                      ACTUAL
                                   ------------------------    -----------------------
                                     2004        % of Sales      2003       % of Sales
                                   ---------     ----------    ---------    ----------

Net Sales                          $ 411,930          100.0%   $ 346,722         100.0%
                                   ---------     ----------    ---------    ----------

Gross Income                         165,590           40.2%     128,188          37.0%

Gen'l, Admin. & Store Oper. Exp      118,269           28.7%      87,898          25.4%
                                   ---------     ----------    ---------    ----------

Operating Income                      47,321           11.5%      40,290          11.6%

Interest Income, Net                    (985)          -0.2%        (991)         -0.3%
                                   ---------     ----------    ---------    ----------

Income Before Income Taxes            48,306           11.7%      41,281          11.9%

Income Tax Expense                    18,630            4.5%      15,730           4.5%

  Effective Rate                        38.6%                       38.1%
                                   ---------                   ---------

Net Income                         $  29,676            7.2%   $  25,551           7.4%
                                   ---------     ----------    ---------    ----------

Net Income Per Share:
  Basic                            $    0.31                   $    0.26
  Diluted                          $    0.31                   $    0.26


                             ABERCROMBIE & FITCH CO.
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (IN THOUSANDS)

                                            (UNAUDITED)
ASSETS                                      MAY 1, 2004    JANUARY 31, 2004
------                                      ----------     ----------------

Current Assets
        Cash and Equivalents                $  527,355        $  511,073
        Marketable Securities                   10,000            10,000
        Receivables                             13,286             7,197
        Inventories                            132,268           170,703
        Store Supplies                          30,370            29,993
        Other                                   24,612            23,689
                                            ----------        ----------

Total Current Assets                           737,891           752,655

Property and Equipment, Net                    450,154           445,956

Other Assets                                       496               552
                                            ----------        ----------

TOTAL ASSETS                                $1,188,541        $1,199,163
                                            ----------        ----------


LIABILITIES AND SHAREHOLDERS' EQUITY
------------------------------------

Current Liabilities
        Accounts Payable                    $   67,764        $   91,364
        Accrued Expenses                       157,165           138,232
        Income Taxes Payable                    25,581            50,406
                                            ----------        ----------

Total Current Liabilities                      250,510           280,002
                                            ----------        ----------

Long-Term Liabilities
        Debt                                      --                --
        Deferred Income Taxes                   22,717            19,516
        Other Long-Term Liabilities             27,034            28,388
                                            ----------        ----------

Total Long-Term Liabilities                     49,751            47,904
                                            ----------        ----------

Total Shareholders' Equity                     888,280           871,257
                                            ----------        ----------

TOTAL LIABILITIES AND
  SHAREHOLDERS' EQUITY                      $1,188,541        $1,199,163
                                            ----------        ----------